The purpose of the Pro Forma financial statements presented herein is to show how the sale of the assets of Kentucky Criterion Coal Co. might have affected historical financial statements if the sale had been consummated at January 1, 1993 for the income statements and at September 30, 1994 for the balance sheet. These statements are provided only for the reason stated above and are not provided for any other purpose.


Westmoreland Coal Company and Subsidiaries
Pro Forma Consolidated Balance Sheet
As of September 30, 1994

                                      Historical   Adjustments  ProForma

Current Assets
   Cash and cash equivalents              16,341       11,631 a  27,972
   Notes and accounts receivable:
     Trade                                29,612                 29,612
     Notes                                 5,654                  5,564
     Other                                 1,103                  1,103
                                          36,369            0    36,369

     Less allowance for
         doubtful accounts                 5,786                  5,786
                                          30,583            0    30,583

   Inventories:
     Coal                                  3,024                  3,024
     Mine supplies                         5,826                  5,826
                                           8,850            0     8,850
   Assets of Kentucky Criterion held
     for sale                             39,330      (39,330) b      0
   Other current assets                    2,034                  2,034
 Total current assets                     97,138      (27,699)   69,439

Property, Plant and equipment
   Land and mineral rights                30,324                 30,324
   Plant and equipment                   293,437                293,437
                                         323,761            0   323,761
   Less accumulated depreciation
      and depletion                      223,695                223,695
                                         100,066            0   100,066
Investment in cogeneration                20,234       22,376 c  42,610
Investment in DTA                         19,967                 19,967
Other assets                              16,171          197 d  16,368
Total assets                             253,576        5,126   248,450

Current Liabilities
 Current portion of long-term debt        47,886      (44,336) e  3,550
 Accounts payable and accrued expenses    38,603        5,328 f  43,931
 Accrual for postretirement medical costs  8,075                  8,075
 Taxes on income                           3,457          700 g   4,157
Total current liabilities                 98,021       38,308    59,713

Long-term debt                            13,239                 13,239
Accrual for pneumoconiosis benefits       16,500                 16,500
Accrual for workers' compensation         22,696                 22,696
Accrual for postretirement medical costs  34,414                 34,414
Other liabilities                         19,604                 19,604
Deferred income taxes                     15,196                 15,196
Minority Interest                         10,536                 10,536



Shareholders' equity
 Preferred stock of $1.00 par value
  Authorized 5,000,000 shares;
  Issued 575,000 shares                      575                    575
 Common stock of $2.50 par value
  Authorized 20,000,000 shares;
  Issued 6,956,179 shares                 17,390                 17,390
 Other paid-in capital                    94,653                 94,653
 Retained earnings (Accumulated deficit) (89,248)      33,182 h (56,066)
Total shareholders' equity                23,370       33,182    56,552

Total liabilities and shareholders'
   equity                                253,576       (5,126)  248,450

a - Net proceeds of $80,790 less $2,250 heldback by CONSOL pending the resolution of certain issues, $44,336 debt repaid, $197 placed into Aetna Cash Collateral account and $22,376 used for funding equity required for two cogeneration projects.
b - Assets of Kentucky Criterion Coal Co. sold.
c - Equity funding required on December 30, 1994 for two cogeneration projects.
d - Cash transferred into Aetna Cash Collateral account.
e - Debt repaid - $25,060 DTA banks, $12,088 Private Placement and
    $7,188 Revolver.
f - Represents certain amounts accrued and due out of the sale transaction.
g - Represents tax on the gain on sale of the assets of
    Kentucky Criterion Coal Co.
h - Represents the approximate gain on sale of the assets of Kentucky Criterion Coal Co.